Exhibit 10.19

THIRD AMENDMENT TO LOAN AGREEMENT

This THIRD AMENDMENT TO LOAN AGREEMENT (this “Amendment”) is made and entered into to be effective as of June 23, 2004 (the “Amendment Date”), by and among STRATUS PROPERTIES INC., a Delaware corporation (“Stratus”), STRATUS PROPERTIES OPERATING CO., L.P., a Delaware limited partnership, CIRCLE C LAND, L.P., a Texas limited partnership, f/k/a Circle C Land Corp., and AUSTIN 290 PROPERTIES, INC., a Texas corporation (herein individually and collectively referred to as the “Borrower”), and COMERICA BANK, successor by merger to Comerica Bank-Texas, a state banking association (herein referred to as the “Bank”).

W I T N E S S E T H:

WHEREAS, Borrower, as Maker, executed that certain Promissory Note dated December 16, 1999, in the original principal amount of $20,000,000 U.S., in favor of and payable to the order of Bank, as Payee, which Promissory Note has been amended (including, without limitation, a reduction in the stated principal amount of such Promissory Note to $5,000,000.00 U.S. and the addition of a limited revolving feature) pursuant to (i) that certain Amendment to Promissory Note dated as of December 27, 2000 (the “First $5,000,000.00 Revolving Note Amendment”) executed by and between Borrower and Bank, (ii) that certain Second Amendment to Promissory Note (the “Second $5,000,000.00 Revolving Note Amendment”) dated as of December 18, 2001 executed by and between Borrower and Bank, (ii) that certain Third Modification and Extension Agreement dated effective as of June 30, 2003 executed by and between Borrower and Bank (the "Third Extension"), and (iv) that certain Third Amendment to Promissory Note (the “Third $5,000,000.00 Revolving Note Amendment”) of even date herewith executed by and between Borrower and Bank (said note, as amended by the First $5,000,000.00 Revolving Note Amendment, the Second $5,000,000.00 Revolving Note Amendment, the Third Extension and the Third $5,000,000.00 Revolving Note Amendment, is herein called the “$5,000,000.00 Revolving Note”), which $5,000,000.00 Revolving Note evidences a loan (hereafter referred to as the “$5,000,000.00 Revolving Loan”) made by Bank to Borrower in connection with and pursuant to that certain Loan Agreement dated December 16, 1999, executed by and between Borrower and Bank, which loan agreement was amended by (w) that certain Amendment to Loan Agreement dated December 27, 2000 (the "First Loan Modification") executed by and between Borrower and Bank, (y) the Second Amendment to Loan Agreement dated December 18, 2001 (the "Second Loan Modification") executed by and between Borrower and Bank, (y) the Third Extension, and (z) this Amendment (the "Third Loan Modification") (said loan agreement, as amended by the First Loan Modification, the Second Loan Modification, the Third Extension and the Third Loan Modification, is herein called the “Loan Agreement”); and

WHEREAS, Borrower, as Maker, executed that certain Revolving Credit Note dated December 16, 1999, in the original principal amount of $10,000,000.00 U.S., in favor of and payable to the order of Bank, as Payee, which Revolving Credit Note has been amended (including, without limitation, an increase in the stated principal amount of such Revolving Credit Note to $25,000,000.00 U.S.) pursuant to (i) that certain Amendment to Revolving Credit Note dated as of December 27, 2000 (the “First Revolving Credit Note Amendment”) executed by and between Borrower and Bank, (ii) that certain Second Amendment to the Revolving Credit Note dated as of December 18, 2001 (the “Second Revolving Credit Note Amendment”) executed by and between Borrower and Bank, (iii) the Third Extension, and (iv) that certain Third Amendment to the Revolving Credit Note of even date herewith (the “Third Revolving Credit Note Amendment”) executed by Borrower and Bank (said note, as amended by the First Revolving Credit Note Amendment, the Second Revolving Credit Note Amendment, the Third Extension and the Third Revolving Credit Note Amendment, is herein called the “Revolving Credit Note”), which Revolving Credit Note evidences a loan (the “Revolving Credit Loan”) made by Bank to Borrower in connection with and pursuant to the Loan Agreement (the Revolving Credit Note and the $5,000,000.00 Revolving Note, each as amended, are hereinafter collectively referred to as the “Notes”, and the Revolving Credit Loan and the $5,000,000.00 Revolving Loan are hereinafter collectively referred to as the “Loans”); and

WHEREAS, the current unpaid principal balance of the $5,000,000.00 Revolving Note as of the date hereof is approximately $2,072,969.00; and

WHEREAS, the current unpaid principal balance of the Revolving Credit Note as of the date hereof is approximately $21,811,164.61; and

WHEREAS, the $5,000,000.00 Revolving Note and the Revolving Credit Note are cross-defaulted and cross-collateralized, and are secured by, among other things and without limitation, the deeds of trust, assignments and other items referenced in Section 5.1 of each of the Notes, and further described in the Loan Agreement, as said deeds of trust have been amended pursuant to that prior Modification Agreement dated as of December 27, 2000, the Second Modification Agreement dated as of December 18, 2001 executed by Borrower and Bank, the Third Extension, and the Third Modification Agreement of even date herewith executed by Borrower and Bank (collectively, as amended, the “Lien Instruments” or the “Security Instruments”); and

WHEREAS, Borrower hereby acknowledges that (i) Borrower is obligated to Bank under the Notes, the Loan Agreement, the Lien Instruments and the other Loan Documents (as such term is defined in the Loan Agreement), (ii) Borrower has no defense, offset or counterclaim with respect to the sums owed to Bank under the Notes, the Loan Agreement, the Lien Instruments and the other Loan Documents, or with respect to any covenant in the Notes, the Loan Agreement, this Amendment, the Lien Instruments or any of the other Loan Documents, and (iii) Bank, as of the date hereof, has fully performed all obligations to Borrower which Bank may have had or has on and as of the date hereof; and

WHEREAS, Borrower and Bank desire to enter into this Amendment in order to modify and amend certain of the terms and provisions of the Loan Agreement as set forth herein.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower and Bank hereby agree as follows:

1.

Recitals.  The recitals set forth above are true, accurate and correct, and are incorporated herein by this reference.

2.

Capitalized Terms.  Any capitalized terms not defined herein shall have the meaning ascribed to them in the Loan Agreement, as previously modified.

3.

Modification of Loan Agreement.  Borrower and Bank hereby agree to modify the Loan Agreement as follows:

3.1

Modification of Defined Terms.  The following defined terms, as set forth in Addendum 1, of the Loan Agreement, as such terms are used in the Loan Agreement, are hereby amended as follows:

(a)

“Agreement”:  The term “Agreement” is hereby revised to include this Amendment.

(b)

“Deeds of Trust”:  The term “Deeds of Trust” is hereby revised to include (i) that certain Modification Agreement dated as of December 27, 2000 executed by and between Borrower and Bank, (ii) that certain Second Modification Agreement dated as of December 18, 2001 executed by and between Borrower and Bank, (iii) the Third Extension and (iv) the Third Modification Agreement of even date with this Amendment executed by Borrower and Bank, whereby the Deeds of Trust were amended as provided therein.  The Deeds of Trust, as amended, shall continue in full force and effect to secure repayment of the Notes and the obligations of Borrower under the Loan Agreement and the other Loan Documents, as modified.  The Deeds of Trust include, without limitation, Deed of Trust dated February 27, 2002 recorded under Document No. 2002038536 of the Real Property Records of Travis County, Texas.

(c)

“Loan Documents”:  The term “Loan Documents” is hereby revised to include the Loan Agreement (as modified by the First Loan Modification, Second Loan Modification, Third Extension and Third Loan Modification), the $5,000,000.00 Revolving Note (as modified by the First $5,000,000.00 Revolving Note Amendment, the Second $5,000,000.00 Revolving Note Amendment, the Third Extension and the Third $5,000,000.00 Revolving Note Amendment), the Revolving Credit Note (as amended by the First Revolving Credit Note Amendment, the Second Revolving Credit Note Amendment, the Third Extension, and the Fourth Revolving Credit Note Amendment), the Deeds of Trust (as modified as described in subparagraph (b) above), and all other documents, instruments or agreements included within the definition of “Loan Documents” as set forth in the Loan Agreement, as such documents may have been or may hereafter be amended from time to time.

(d)

“Loans”:  The definition of the term “Loans” is hereby amended and replaced to read as follows:

“'Loans' shall mean, collectively, the Revolving Credit Loan and the $5,000,000.00 Revolving Loan, and "Loan" shall mean any of them.”

(e)

“Maximum Loan Amount”:  The definition of the term “Maximum Loan Amount” is hereby amended and replaced to read as follows:

“‘Maximum Loan Amount’ shall hereafter be defined as:  (a) as to the Revolving Credit Note, thirty-five percent (35%) of the sum of (A) the Primary Collateral as indicated by (x) newly prepared and updated Primary Collateral Appraisals acceptable to Bank effective as of the date prepared and delivered to Bank (or updates of the values presented in the Primary Collateral Appraisals previously delivered to and accepted by Bank) or (y) recertifications of the accuracy and values presented in the Primary Collateral Appraisals delivered to and accepted by Bank on or about the date hereof, (B) the MUD Reimbursables Value and (C) the Credit Bank Value; and (b) as to the $5,000,000.00 Revolving Loan, seventy percent (70%) of the $5,000,000.00 Revolving Loan Primary Collateral (as hereinafter defined); provided, however, in no event shall the total aggregate outstanding balances under the Notes exceed $30,000,000.00."

(f)

“Notes” The definition of the term “Notes” is hereby amended and replaced to read as follows:

“‘Notes’ shall mean, collectively, whether one or more, the Revolving Credit Note and the $5,000,000.00 Revolving Note, and ‘Note’ shall mean any of them, executed and delivered by Borrower payable to the order of Bank, evidencing the Loans, as the same may be renewed, extended, modified, increased or restated from time to time.”

3.2

Substitution of Defined Terms.  The following defined terms, as set forth; in Addendum 1 of the Loan Agreement, as such terms are used in the Loan Agreement (as modified hereby), are hereby amended, substituted and replaced as follows:

(a)

“‘Revolving Credit Loan Maturity Date’ shall mean May 30, 2006, or such earlier date on which the entire unpaid principal amount of the Revolving Credit Loan becomes due and payable whether by the lapse of time, acceleration or otherwise; provided, however, if any such date is not a Business Day, then the Revolving Credit Loan Maturity Date shall be the next succeeding Business Day.”

(b)

“'Revolving Credit Loan Maximum Amount' shall mean the lesser of (i) $25,000,000 or (ii) thirty-five percent (35%) of the sum of (A) the fair market value of the Primary Collateral, as indicated by (x) newly prepared and updated Primary Collateral Appraisals acceptable to Bank effective as of the date prepared and delivered to Bank (or updates of the values presented in the Primary Collateral Appraisals previously delivered to and accepted by Bank) or (y) recertifications of the accuracy and values presented in the Primary Collateral Appraisals delivered to and accepted by Bank on or about the date hereof, (B) the MUD Reimbursables Value and (C) the Credit Bank Value.”

(c)

“‘Revolving Credit Note’ shall mean the Revolving Credit Note dated December 16, 1999, made by Borrower payable to the order of the Bank, as amended by (i) that certain Amendment to Revolving Credit Note dated December 27, 2000, executed by and between Borrower and Bank (ii) that certain Second Amendment to Revolving Credit Note of even date herewith executed by and between Borrower and Bank, (iii) that certain Third Modification and Extension Agreement dated effective as of June 30, 2003 executed by and between Borrower and Bank, and (iv) as further amended by the Third Amendment to Revolving Credit Note dated as of June 23, 2004 executed by and between Borrower and Bank, as the same may be renewed, extended, modified, increased or restated from time to time.”

(d)

The term “$5,000,000.00 Loan” is hereby deleted and replaced to read “$5,000,000.00 Revolving Loan” throughout the Loan Agreement (as modified hereby), and the definition of "$5,000,000.00 Loan" is hereby deleted and replaced with the following “$5,000,000.00 Revolving Loan” definition:

“‘$5,000,000.00 Revolving Loan’ shall mean the Loan made, or to be made, by Bank to or for the credit of Borrower in multiple Advances, which Advances together shall not exceed at any one time the $5,000,000.00 Revolving Loan Maximum Amount, pursuant to this Agreement, the $5,000,000.00 Revolving Note, and the Loan Terms, Conditions and Procedures Addendum.”

(e)

The term “$5,000,000.00 Loan Maturity Date” is hereby deleted and replaced to read “$5,000,000.00 Revolving Loan Maturity Date” throughout the Loan Agreement (as modified hereby), and the definition of “5,000,000.00 Loan Maturity Date” is hereby substituted and replaced with the following “$5,000,000.00 Revolving Loan Maturity Date” definition:

“‘$5,000,000.00 Revolving Loan Maturity Date’ shall mean May 30, 2006, or such earlier date on which the entire unpaid principal amount of the $5,000,000.00 Revolving Loan becomes due and payable whether by the lapse of time, acceleration or otherwise; provided, however, if any such date is not a Business Day, then the $5,000,000.00 Revolving Loan Maturity Date shall be the next succeeding Business Day.”

(f)

The term “5,000,000.00 Note” is hereby deleted and replaced to read “$5,000,000.00 Revolving Note” throughout the Loan Agreement (as modified hereby), and the definition of “$5,000,000.00 Note” is hereby deleted and replaced with the following “$5,000,000.00 Revolving Note” definition:

“‘$5,000,000.00 Revolving Note’ shall mean that certain Promissory Note dated December 16, 1999, made by Borrower payable to the order of the Bank, as amended by (i) that certain Amendment to Promissory Note dated December 27, 2000, executed by and between Borrower and Bank, (ii) that certain Second Amendment to Promissory Note dated as of the date hereof executed by and between Borrower and Bank, (iii) that certain Third Modification and Extension Agreement dated effective as of June 30, 2003 executed by and between Borrower and Bank, and (iv) that Third Amendment to Promissory Note dated as of June 23, 2004 executed by and between Borrower and Bank, as the same may be renewed, extended, modified, increased or restated from time to time.”

3.3

Additional Defined Terms.  The following defined terms are hereby added to and made a part of Addendum 1 to the Loan Agreement, as such terms are used in the Loan Agreement (as modified hereby):

(a)

"'$5,000,000.00 Revolving Loan Maximum Amount' shall mean the lesser of (i) $5,000,000.00 or (ii) seventy percent (70%) of the value of the $5,000,000.00 Revolving Loan Primary Collateral, as indicated by (x) newly prepared and updated appraisals of the $5,000,000.00 Revolving Loan Primary Collateral acceptable to Bank effective as of the date prepared and delivered to Bank (or updates of the values presented in the appraisals of the $5,000,000.00 Revolving Loan Primary Collateral previously delivered to and accepted by Bank) or (y) recertifications of the accuracy and values presented in the appraisals of the $5,000,000.00 Revolving Loan Primary Collateral previously delivered to and accepted by Bank.”

(b)

"'$5,000,000.00 Revolving Loan Primary Collateral' shall mean the portion of the Mortgaged Property commonly known as (i) the Escala Lots in the Barton Creek subdivision, (ii) the Mirador Lots in the Barton Creek subdivision and (iii) the Calera Court Lots (until such time as the Calera Court Lots are released and transferred as collateral to the Calera Court Loan upon the commencement of development upon a Calera Court Lot)."

(c)

"'Calera Court Borrower' means Calera Court, L.P., a Texas limited partnership."

(d)

"'Calera Court Lots' means that certain property described as Units 1 through 17, together with the undivided interest in and the General and Limited Common Elements appurtentant thereto, of Calera Court Condominiums, a condominium project in Travis County, Texas, according to the Declaration of Condominium of record under Document No. 2003111246 of the Official Public Records of Travis County, Texas, except for Units 2, 4, 14 and 16 which have been developed by the Calera Court Borrower and are no longer part of the $5,000,000.00 Revolving Loan Primary Collateral."

(e)

"'Calera Court Loan' means that certain loan made by Bank to the Calera Court Borrower in the original principal amount of $3,000,000, for the purpose of developing the Calera Court Lots with condominiums thereon."

(f)

"'Credit Banks' means the credits to which Borrower is entitled to receive from the City of Austin under Article 12 of the Development Agreement, in the original aggregate face amount of $15,000,000."

(g)

"'Credit Bank Value' means the present discounted value of the Credit Banks, using a discount factor of six percent (6%).  As of June 1, 2004, it is estimated that the Credit Bank Value is approximately $8,800,000."

(h)

"'Development Agreement' means that certain Development Agreement dated effective as of August 15, 2002 between the City of Austin and Circle C Land Corp., as may be amended from time to time."

(i)

"'Escala Lots' means that certain property covered by that certain Deed of Trust dated as of February 27, 2002 by Oly Stratus Barton Creek I Joint Venture in favor of John M. Killian, Trustee, for the benefit of Bank, recorded under Document No. 2002038536 of the Official Public Records of Travis County, Texas, as amended from time to time (the 'Escala Deed of Trust'), save and except those lots which have been released pursuant to recorded partial releases executed by Bank."

(j)

"'MUD Reimbursables Value' means the present discounted value of the MUD Reimbursables owned by Borrower, using a discount factor of six percent (6%).  As of June 1, 2004, it is estimated that the MUD Reimbursables Value is approximately $20,700,000."

3.4

Modification of Capital Structure. As permitted under the terms of the First Loan Modification, Borrower shall have the continuing right to repurchase up to $10,000,000 of the outstanding common stock of Stratus; provided, however, that all other terms, conditions and restrictions set forth in the Loan Agreement shall remain in full force and effect.

3.5

$5,000,000.00 Revolving Loan Primary Collateral.  Effective as of the date of this Amendment, that portion of the Mortgaged Property commonly known as (i) the Escala Lots in the Barton Creek subdivision, (ii) the Mirador Lots in the Barton Creek subdivision, and (iii) the Calera Court Lots shall be included in the definition of $5,000,000.00 Revolving Loan Primary Collateral, and shall no longer be included in the definition of "Primary Collateral" under the Revolving Credit Loan.

3.6

Deletion of $1,110,000 Tranche.  On September 22, 2003, Borrower, Calera Court, L.P. and Bank entered into a letter agreement (the "September 2003 Letter Agreement"), pursuant to which such parties agreed to establish a Base Rate Tranche under the $5,000,000.00 Revolving Loan for Advances not to exceed $1,110,000, for the purpose of providing funds to Stratus Properties Operating Co., L.P. ("SPOC"), to fund advances by SPOC to Calera Court, L.P.  Borrower and Bank hereby agree that the $1,110,000 Tranche under the $5,000,000.00 Revolving Loan is hereby cancelled, and that the September 2003 Letter Agreement is of no further force and effect.  The Calera Court Lots shall be included in the definition of the $5,000,000 Revolving Loan Primary Collateral until such time as Borrower obtains a partial release of the Calera Court Lots in accordance with Addendum 3 of the Loan Agreement.

3.7

Reaffirmation of Negative Covenants.  Borrower hereby acknowledges and agrees that the Negative Covenants set forth in Section 5 of the original Loan Agreement are in full force and effect, are reaffirmed hereby for all purposes.

3.8

Modification and Restatement of Addendum 2 - Loan Terms, Conditions and Procedures Addendum.  Addendum 2 set forth in the Loan Agreement shall be deleted in its entirety, as previously modified by the Amendment to Loan Agreement, and the following Addendum 2 shall be inserted in lieu thereof:

“ADDENDUM 2

LOAN TERMS, CONDITIONS AND PROCEDURES ADDENDUM

SECTION 1. THE LOAN

1.1

Agreements to Lend.  Bank hereby agrees to lend to Borrower up to but not in excess of (i) with respect to the Revolving Credit Loan, the Revolving Credit Loan Maximum Amount, (ii) with respect to the $5,000,000.00 Revolving Loan, the $5,000,000.00 Revolving Loan Maximum Amount, and Borrower hereby agrees to borrow such sums from Bank, all upon and subject to the terms and provisions of this Agreement, such sums to be evidenced by, respectively, the Revolving Credit Note and the $5,000,000.00 Revolving Note; provided, however, in no event shall the aggregate outstanding principal balance of the Loans exceed the Maximum Loan Amount.  Subject to the terms and provisions of this Agreement, the Notes, and the other Loan Documents, principal repaid on each of the Loans may be reborrowed by Borrower.  Borrower’s liability for repayment of the interest on account of the Loans shall be limited to and calculated with respect to Loans proceeds actually disbursed to Borrower pursuant to the terms of this Agreement and the Notes and only from the date or dates of such disbursements.  Bank may, in Bank’s discretion, disburse Loans proceeds by journal entry to pay interest and financing costs and disburse Loan proceeds directly to third parties to pay costs or expenses required to be paid by Borrower pursuant to this Agreement.  Loan proceeds disbursed by Bank by journal entry to pay interest or financing costs, and Loan proceeds disbursed directly by Bank to pay costs or expenses required to be paid by Borrower pursuant to this Agreement, shall constitute Advances to Borrower.

1.2

Advances.  The proceeds of the Loans shall be disbursed to Borrower in one or more Advances provided all applicable conditions to Advances for the applicable Loan set forth in this Agreement have been satisfied.  Without limiting the foregoing, any Advance requested by Borrower under the Loans shall be subject to Borrower’s satisfaction of the terms and conditions set forth in this Addendum 2 (including, if applicable, Section 2.17 (Additional Land Acquisitions)) and in particular shall comply with the use of proceeds restrictions set forth in Section 2.4 below.

1.3

Limitation on Advances.  Under no circumstances shall Bank be required to disburse any proceeds of the Revolving Credit Note that would cause the outstanding balance thereof at any one time to exceed the Revolving Credit Loan Maximum Amount nor shall Bank be required to disburse any proceeds of the $5,000,000.00 Revolving Loan that would cause the outstanding balance thereof at any one time to exceed the $5,000,000.00 Revolving Loan Maximum Amount or disburse any proceeds of either of the Loans that would cause the aggregate outstanding balance of the Loans at any one time to exceed the lesser of (i) $30,000,000.00 or (ii) the Maximum Loan Amount.

1.4

Regulatory Restrictions.  Notwithstanding anything in this Agreement or the other Loan Documents to the contrary, in no event shall Bank be required to disburse, nor shall Borrower be entitled to demand that Bank disburse, all or any portion of any of the Loans if the amounts of the Loans would, in Bank’s sole and absolute discretion, cause Bank to exceed the lending limit to a single borrower under any applicable state or federal law, regulation or ruling.  If Bank determines, in its sole and absolute discretion, at any time (including after any portion or all of the Loans have been disbursed) that the transactions evidenced by this Agreement and the other Loan Documents violates such lending limit restriction, then Bank shall have the right to immediately declare the Notes to be due and payable and shall thereafter have no further obligations to disburse any further proceeds of the Loans.  In such event, Borrower shall be required to immediately pay all outstanding Indebtedness under the Loans and shall have no further rights and privileges under this Agreement and the other Loan Documents.

1.5

Repayment of and Interest on Loans.  The Indebtedness from time to time outstanding under and evidenced by the Notes shall bear interest at the respective rates per annum set forth in the Notes until the occurrence of an Event of Default and thereafter at the Default Rate and shall otherwise be repaid in accordance with the terms of the respective Notes.  All unpaid principal, accrued and unpaid interest and other amounts owing under the Revolving Credit Note and the $5,000,000.00 Revolving Note shall be due and payable on the Revolving Credit Loan Maturity Date and the $5,000,000.00 Revolving Loan Maturity Date, respectively.

SECTION 2. ADVANCES, PAYMENTS, RECOVERIES AND COLLECTIONS

2.1

Advance Procedure.  Except as hereinafter provided, Borrower may request an Advance by submitting to Bank a Request for Advance by an authorized representative of Borrower, subject to the following:

(a)

each such Request for Advance shall include, without limitation, the proposed amount of such Advance and the proposed Disbursement Date, which date must be a Business Day;

(b)

a Request for Advance, once communicated to Bank, shall not be revocable by Borrower;

(c)

each Request for Advance, once communicated to Bank, shall constitute a representation, warranty and certification by Borrower as of the date thereof that:

(i)

both before and after the making of such Advance, all of the Loan Documents are and shall be valid, binding and enforceable against each Loan Party, as applicable;

(ii)

all terms and conditions precedent to the making of such Advance have been satisfied, and shall remain satisfied through the date of such Advance;

(iii)

the making of such Advance will not cause (A) the aggregate principal amount outstanding on the $5,000,000.00 Revolving Note to exceed the $5,000,000.00 Revolving Loan Maximum Amount, (B) the aggregate principal amount outstanding on the Revolving Credit Note to exceed the Revolving Credit Loan Maximum Amount or (C) the aggregate principal amount outstanding on both the $5,000,000.00 Revolving Note and Revolving Credit Note to exceed the Maximum Loan Amount;

(iv)

no Default or Event of Default shall have occurred or be in existence; and none will exist or arise upon the making of such Advance;

(v)

the representations and warranties contained in this Agreement, and the other Loan Documents are true and correct in all material respects and shall be true and correct in all material respects as of the making of such Advance; and

(vi)

the Advance will not violate the terms or conditions of any contract, indenture, agreement or other borrowing of any Loan Party.

Bank may elect (but without any obligation to do so) to make an Advance upon the telephonic or facsimile request of Borrower, provided that Borrower have first executed and delivered to Bank a Telephone Notice Authorization.  If any such Advance based upon a telephonic or facsimile request is made by Borrower, Bank may require Borrower to confirm said telephonic or facsimile request in writing by delivering to Bank, on or before 11:00 a.m. (Dallas, Texas time) on the next Business Day following the Disbursement Date of such Advance, a duly executed written Request for Advance, and all other provisions of this Section 2.1 shall be applicable with respect to such Advance.  In addition, Borrower may authorize the Bank to automatically make Advances pursuant to such other written agreements as may be entered into by Bank and Borrower.  Except as set forth in this Agreement, all Advances are to be made by direct deposit into the account styled "Stratus Properties Inc. Controlled Disbursement Account", Account No. 1880671001 (the "Special Account").

2.2

Voluntary Prepayment.  Borrower may prepay all or part of the outstanding balance under either of the Notes (subject to the provisions of the $5,000,000.00 Revolving Note and/or the Revolving Credit Note, as applicable, regarding a prepayment prior to the expiration of the applicable LIBOR Interest Period) at any time, without premium or penalty or prejudice to the right of Borrower to reborrow sums of the Loans under the terms of this Agreement, subject to the terms and conditions of the Loan Documents.

2.3

Revolving Credit Loan Maximum Amount and $5,000.000.00 Revolving Loan Maximum Amount and Reduction of Indebtedness.  Notwithstanding anything contained in this Agreement to the contrary, the aggregate principal amount of the Revolving Credit Loan at any time outstanding shall not exceed the Revolving Credit Loan Maximum Amount, and the aggregate principal amount of the $5,000,000.00 Revolving Loan outstanding at any time shall not exceed the $5,000,000.00 Revolving Loan Maximum Amount.  If said limitations are exceeded at anytime, Borrower shall immediately, without demand by Bank, pay to Bank an amount not less than such excess, or, if Bank, in its sole discretion, shall so agree, Borrower shall provide Bank cash collateral in an amount not less than such excess, and Borrower hereby pledges and grants to Bank a security interest in such cash collateral so provided to Bank.

2.4

Use of Proceeds of Loans.  The use of proceeds advanced under the $5,000,000.00 Revolving Loan and the Revolving Credit Loan shall be used to fund equity contributions for development ventures of Borrower, for predevelopment costs, such as earnest money deposits, and property improvements in connection with the Land and other working capital needs of Borrower, including corporate and project general, administrative and operating costs, pursuit costs, entitlement costs, taxes, business endeavors associated with the development of commercial and residential real properties.

2.5

Non-Application of Chapter 346 of Texas Finance Code.  The provisions of Chapter 346 of the Texas Finance Code are specifically declared by the parties not to be applicable to any of the Loan Documents or the transactions contemplated thereby.

2.6

Place of Advances.  All Advances are to be made at the office of Bank, or at such other place as Bank may designate.

2.7

Bank’s Books and Records.  The amount and date of each Advance hereunder, the amount from time to time outstanding under the Notes, the interest rate in respect of the Loans, and the amount and date of any repayment hereunder or under the Notes, shall be noted on Bank’s books and records, which shall be conclusive evidence thereof, absent manifest error; provided, however, any failure by Bank to make any such notation, or any error in any such notation, shall not relieve Borrower of its obligations to pay to Bank all amounts owing to Bank under or pursuant to the Loan Documents, in each case, when due in accordance with the terms hereof or thereof.

2.8

Payments on Non-Business Day.  In the event that any payment of any principal, interest, fees or any other amounts payable by Borrower under or pursuant to any Loan Document shall become due on any day which is not a Business Day, such due date shall be extended to the next succeeding Business Day, and, to the extent applicable, interest shall continue to accrue and be payable at the interest rate set forth in the applicable Note for and during any such extension.

2.9

Payment Procedures.  Unless otherwise expressly provided in a Loan Document, all sums payable by Borrower to Bank under or pursuant to any Loan Document, whether principal, interest, or otherwise, shall be paid, when due, directly to Bank at the office of Bank identified on the signature page of this Agreement, or at such other office of Bank as Bank may designate in writing to Borrower from time to time, in immediately available United States funds, and without setoff, deduction or counterclaim. Bank may, in its discretion, charge any and all deposit or other accounts (including, without limitation, any account evidenced by a certificate of deposit or time deposit) of any Borrower maintained with Bank for all or any part of any Indebtedness which is not paid when due and payable; provided, however, that such authorization shall not affect any Borrower’s obligations to pay all Indebtedness when due, whether or not any such account balances maintained by such Borrower with Bank are insufficient to pay any amounts then due.

2.10

Maximum Interest Rate.  It is expressly stipulated and agreed to be the intent of Borrower and Bank at all times to comply strictly with the applicable Texas law governing the maximum rate or amount of interest payable on the Indebtedness (or applicable United States federal law to the extent that it permits Bank to contract for, charge, take, reserve or receive a greater amount of interest than under Texas law).  If the applicable law is ever judicially interpreted so as to render usurious any amount (i) contracted for, charged, taken, reserved or received pursuant to the Note, any of the other Loan Documents or any other communication or writing by or between Borrower and Bank related to any of the Indebtedness, (ii) contracted for, charged or received by reason of Bank’s exercise of the option to accelerate the maturity of the Note and/or any other portion of the Indebtedness, or (iii) Borrower will have paid or Bank will have received by reason of any voluntary prepayment by Borrower of the Note and/or any of the other Indebtedness, then it is Borrower’s and Bank’s express intent that all amounts charged in excess of the Maximum Lawful Rate shall be automatically canceled, ab initio, and all amounts in excess of the Maximum Lawful Rate theretofore collected by Bank shall be credited on the principal balance of the Note and/or any of the other Indebtedness evidenced by the Loan Documents (or, if the Note and all other Indebtedness evidenced by the Loan Documents have been or would thereby be paid in full, refunded to Borrower), and the provisions of the Note and the other Loan Documents immediately be deemed reformed and the amounts thereafter collectible hereunder and thereunder reduced, without the necessity of the execution of any new document, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder and thereunder; provided, however, if the Note has been paid in full before the end of the stated term of the Note, then Borrower and Bank agree that Bank shall, with reasonable promptness after Bank discovers or is advised by Borrower that interest was received in an amount in excess of the Maximum Lawful Rate, either refund such excess interest to Borrower and/or credit such excess interest against any other Indebtedness then owing by Borrower to Bank.  Borrower hereby agrees that as a condition precedent to any claim seeking usury penalties against Bank, Borrower will provide written notice to Bank, advising Bank in reasonable detail of the nature and amount of the violation, and Bank shall have sixty (60) days after receipt of such notice in which to correct such usury violation, if any, by either refunding such excess interest to Borrower or crediting such excess interest against the Note and/or other Indebtedness then owing by Borrower to Bank.  All sums contracted for, charged or received by Bank for the use, forbearance or detention of any of the Indebtedness, including any portion of the debt evidenced by the Note shall, to the extent permitted by applicable law, be amortized or spread, using the actuarial method, throughout the stated term of the Note and/or other Indebtedness (including any and all renewal and extension periods) until payment in full so that the rate or amount of interest on account of the Note and/or other Indebtedness does not exceed the Maximum Lawful Rate from time to time in effect and applicable to the Note and/or the other Indebtedness for so long as any Indebtedness is outstanding.

In no event shall the provisions of Chapter 346 of the Texas Finance Code (which regulates certain revolving credit loan accounts and revolving triparty accounts) apply to the Note and/or any of the other Indebtedness. Notwithstanding anything to the contrary contained herein or in any of the other Loan Document it is not the intention of Bank to accelerate the maturity of any interest that has not accrued at the time of such acceleration or to collect unearned interest at the time of such acceleration.

2.11

Receipt of Payments by Bank.  Any payment by Borrower of any of the Indebtedness made by mail will be deemed tendered and received by Bank only upon actual receipt thereof by Bank at the address designated for such payment, whether or not Bank has authorized payment by mail or in any other manner, and such payment shall not be deemed to have been made in a timely manner unless actually received by Bank on or before the date due for such payment, time being of the essence.  Borrower expressly assumes all risks of loss or liability resulting from non-delivery or delay of delivery of any item of payment transmitted by mail or in any other manner.  Acceptance by Bank of any payment in an amount less than the amount then due shall be deemed an acceptance on account only, and any failure to pay the entire amount then due shall constitute and continue to be an Event of Default hereunder.  Bank shall be entitled to exercise any and all rights and remedies conferred upon and otherwise available to Bank under any Loan Document upon the occurrence and during the continuance of any such Event of Default.  Borrower further agrees that after the occurrence and during the continuance of any Default Bank shall have the continuing exclusive right to apply and to reapply any and all payments received by Bank at any time or times, whether as voluntary payments, proceeds from any Mortgaged Property, offsets, or otherwise, against the Indebtedness evidenced by the Loan Documents in such order and in such manner as Bank may, in its sole discretion, deem advisable, notwithstanding any entry by Bank upon any of its books and records.  Borrower hereby expressly agrees that, to the extent that Bank receives any payment or benefit of or otherwise upon any of the Indebtedness, and such payment or benefit, or any part thereof, is subsequently invalidated, declared to be fraudulent or preferential, set aside, or required to be repaid to a trustee, receiver, or any other Person under any bankruptcy act, state or federal law, common law, equitable cause or otherwise, then to the extent of such payment or benefit, the Indebtedness, or part thereof, intended to be satisfied shall be revived and continued in full force and effect as if such payment or benefit had not been made or received by Bank, and, further, any such repayment by Bank shall be added to and be deemed to be additional Indebtedness.

2.12

Security.  Payment and performance of the Indebtedness evidenced by the Loan Documents shall be secured by Liens on the assets, other collateral and properties of Borrower as Bank may require from time to time.

2.13

Conditions Precedent to the Loans and Initial Advance.  The obligation of the Bank to make each Advance under either Loan shall be subject to the satisfaction of all of conditions precedent set forth in this Section.  In the event that any condition precedent is not so satisfied but Bank elects to make an Advance on either Loan notwithstanding the same, such election shall not constitute a waiver of such condition and the condition shall be satisfied prior to any subsequent Advance.

(a)

All of the Loan Documents shall be in full force and effect and binding and enforceable obligations of Borrower and, to the extent that it is a party thereto or otherwise bound thereby, of each other Person who may be a party thereto or bound thereby.

(b)

All actions, proceedings, instruments and documents required to carry out the borrowings and transactions contemplated by this Agreement or any other Loan Document or incidental thereto, and all other related legal matters, shall have been satisfactory to and approved by legal counsel for Bank, and said counsel shall have been furnished with such certified copies of actions and proceedings and such other instruments and documents as they shall have requested.

(c)

Each Borrower shall have performed and complied with all agreements and conditions contained in the Loan Documents applicable to it and which are then in effect.

(d)

Borrower shall have delivered, or caused to have been delivered, to Bank or done or caused to have been done, to Bank’s satisfaction each and every of the following items:

(1)

This Agreement (together with all addenda, schedules, exhibits, certificates, opinions, financial statements and other documents to be delivered pursuant hereto) and any and all amendments thereto, the Notes, the Deeds of Trust and all other Loan Documents and Lien Instruments and any and all amendments thereto duly executed, acknowledged (if required) and delivered by Borrower and any Person who is a party thereto.

(2)

Copies of resolutions of the board of directors, partners or members or managers, as applicable, of each Loan Party evidencing approval of the modification of the borrowing arrangement hereunder and the transactions contemplated by the modified Loan Documents, and authorizing the execution, delivery and performance by each Loan Party of each modified Loan Document to which it is a party or by which it is otherwise bound, which resolutions shall have been certified by a duly authorized officer, partner or other representative, as applicable, of each Loan Party as of the date of this Agreement and as of the date of any amendments as being complete, accurate and in full force and effect; (ii) incumbency certifications of a duly authorized officer, partner or other representative, as applicable, of each Loan Party, in each case identifying those individuals who are authorized to execute the modified Loan Documents and any amendments thereto for and on behalf of such Person(s), respectively, and to otherwise act for and on behalf of such Person(s); (iii) certified copies of each of such Person(s)’ articles of incorporation and bylaws, partnership agreement, certificate of limited partnership, articles of organization, regulations or operating agreement, as applicable, and all amendments thereto; and (iv) certificates of existence, good standing and authority to do business, as applicable, certified substantially contemporaneously with the date of this Agreement, from the state or other jurisdiction of each of such Person(s)’ organization and from every other state or jurisdiction in which such Person is required, under applicable law, to be qualified to do business.

(3)

Proof that appropriate security agreements, financing statements, mortgages, deeds of trust, collateral and such additional documents or certificates as may be required by Bank and/or contemplated under the terms of any and every modified Loan Document, and such other documents or agreements of security and appropriate assurances of validity, perfection and priority of Lien as Bank may request shall have been executed and delivered by the appropriate Persons and recorded or filed in such jurisdictions and such other steps shall have been taken as necessary to perfect, subject only to Permitted Encumbrances, the Liens granted thereby.

(4)

An opinion of Borrower’s legal counsel, dated as of the date hereof, as to enforceability and authority issues and covering such other matters as are required by Bank and which are otherwise reasonably satisfactory in form and substance to Bank.

(5)

Evidence of insurance coverage as required by this Agreement and the Deeds of Trust.

(6)

The Title Company’s commitment to issue such endorsements as may be required by Bank in connection with all modifications to the Deeds of Trust.

(7)

Updated Primary Collateral Appraisals.

(8)

Current Financial Statements of Borrower.

(e)

Bank shall have received payment of the modification and extension fee set forth below.

(f)

Bank shall have received such other instruments, documents and evidence (not inconsistent with the terms hereof) as Bank may reasonably request in connection with the modification of the Loans hereunder, and all such instruments, documents and evidence shall be satisfactory in form and substance to Bank.

2.14

        Conditions to Subsequent Advances.  Bank has no obligation to make any subsequent Advance on either of the Loans unless the following conditions precedent are satisfied on or before the Disbursement Date for such Advance:

(a)

At Bank’s request, Borrower shall furnish to Bank an endorsement to the Title Policies (or if an endorsement is not available, a letter from the Title Company) showing “nothing further” of record affecting the Primary Collateral from the date of recording of the Deeds of Trust, except such matters as Bank specifically approves.

(b)

All Loan Documents shall be in full force and effect and binding and enforceable obligations of each Loan Party.

(c)

Each of the representations and warranties of each Loan Party under any Loan Document shall be true and correct in all material respects.

(d)

No Default or Event of Default shall have occurred and be continuing; there shall exist no Material Adverse Effect; and no provision of law, any order of any Governmental Authority, or any regulation, rule or interpretation thereof, shall have had any material adverse effect on the validity or enforceability of any Loan Document.

(e)

Upon making any Advance on the Revolving Credit Loan then requested, the amount outstanding on the Revolving Credit Loan shall not exceed the Revolving Credit Loan Maximum Amount.

(f)

Upon making any Advance on the $5,000,000.00 Revolving Loan then requested, the amount outstanding on the $5,000,000.00 Revolving Loan shall not exceed the $5,000,000.00 Revolving Loan Maximum Amount.

2.15

      Advance Not A Waiver.  No Advance of the proceeds of either of the Loans shall constitute a waiver of any of the conditions of Bank’s obligation to make further Advances, nor, in the event Borrower is unable to satisfy any such condition, shall any such Advance have the effect of precluding Bank from thereafter declaring such inability to be an Event of Default.

2.16

        Advance Not An Approval.  Bank shall have no obligation to make any Advance or part thereof during the existence of any Default or Event of Default, but shall have the right and option so to do; provided that if Bank elects to make any such Advance, no such Advance shall be deemed to be either a waiver of the right to demand payment of the Loans, or any part thereof, or an obligation to make any other Advance.

2.17

        Additional Land Acquisitions.  Subject to the satisfaction of all conditions precedent to Advances on either of the Loans, Bank hereby agrees to make one or more Advances on either Loan, which Advances shall reduce the amount available to Borrower under the Loan in question, in an amount not to exceed, without prior Bank approval, (i) $3,000,000.00 at any one time, or (ii) $10,000,000.00 in the aggregate (together with all other outstanding Advances for land acquisitions), for the purpose of the acquisition of fee title to real property, provided that Borrower (i) provides Bank with information about such real property as Bank may reasonably request, (ii) executes and delivers to Bank a separate note for each acquisition and a deed of trust, substantially in the form of the Deeds of Trust, granting to Bank a deed of trust first lien on such real property, which note and the real property covered by the deed of trust will be cross-defaulted and cross-collateralized with the Notes and the Primary Collateral, Other Collateral and $5,000,000.00 Revolving Loan Primary Collateral, (iii) causes the Title Company to provide Bank with a Title Policy insuring such deed of trust as a first lien on such real property and containing only such exceptions to title acceptable to Bank, and in an amount and otherwise on terms and conditions satisfactory to Bank, and (iv) executes and delivers to Bank its proposed disposition plan of such real property which must be reasonably satisfactory to Bank.  Any and all real estate assets acquired in whole or part with Advances made under this Section are sometimes referred to as ‘Section 2.17 Assets.’ Notwithstanding anything in this Agreement to the contrary, such Section 2.17 Assets shall, for purposes of this Agreement, be deemed to be included as ‘Other Collateral’; provided, however, that such Section 2.17 Assets may be designated as part of the ‘Primary Collateral’ or '$5,000,000.00 Revolving Loan Primary Collateral', as the case may be, by obtaining an appraisal, an environmental audit and other documents that may be required by Bank to classify such Section 2.17 Assets as ‘Primary Collateral’ or '$5,000,000.00 Revolving Loan Primary Collateral', as the case may be.  Advances under the Loans for other than the acquisitions of Section 2.17 Assets are not subject to the terms and provisions of this Section 2.17.

2.18

        Mandatory Prepayments.

(a)

Borrower shall immediately pay to Bank for application to the Revolving Credit Loan in accordance with the terms of this Agreement and in accordance with the Release Provisions set forth in Addendum 3, unless otherwise agreed by Bank in writing, the following sums:  (i) one-hundred percent (100%) of the net proceeds received by or on behalf of any Borrower from the sale of all or any portion of the Mortgaged Property (other than that portion consisting of the $5,000,000.00 Revolving Loan Primary Collateral) or upon the taking by condemnation of all or any portion of the Mortgaged Property (other than that portion consisting of the $5,000,000.00 Revolving Loan Primary Collateral); provided that, if such sale is to a Related Party, the mandatory prepayment shall be no less than an amount equal to the greater of fifty percent (50%) of the gross sales price or fifty percent (50%) of the corresponding Partial Release Price, as more fully set forth in Addendum 3, of such portion of the Mortgaged Property, (ii) one-hundred percent (100%) of the net proceeds of MUD Reimbursables, (iii) one-hundred percent (100%) of the net proceeds received upon the sale of any Section 2.17 Asset, (iv) one-hundred percent (100%) of the net proceeds received from any sale or transfer of any of the Credit Banks and (v) and one-hundred percent (100%) of the distributions received by any Borrower from any Partnership or any Future Partnership upon the sale by such Related Party of any real property interest (“Partnership Distributions”).

(b)

Borrower shall immediately pay to Bank for application to the $5,000,000.00 Revolving Loan in accordance with the terms of this Agreement and in accordance with the Release Provisions set forth in Addendum 3, unless otherwise agreed by Bank in writing, one-hundred percent (100%) of the net proceeds received by or on behalf of any Borrower from the sale of all or any portion of the Mortgaged Property consisting of the $5,000,000.00 Revolving Loan Primary Collateral (other than the Calera Courts) or upon the taking by condemnation of all or any portion of the Mortgaged Property consisting of the $5,000,000.00 Revolving Loan Primary Collateral (other than the Calera Courts); provided that, such net proceeds from the sale of any $5,000,000.00 Revolving Loan Primary Collateral shall not be less than the allocated appraiser's net present value.  At such time as the Calera Court Borrower elects to construct improvements on a Calera Court Lot and begin requesting advances under the Calera Court Loan in connection therewith, the Borrower shall pay to Bank $58,597 for each Calera Court Lot released as collateral from the $5,000,000.00 Revolving Loan Primary Collateral.

2.19

        Application of Payments.  So long as no Event of Default exists, all payments received from Borrower (including, without limitation, the application of net proceeds received from MUD Reimbursables, proceeds received from the sale or transfer of Credit Banks, the application of net proceeds from the sale of Section 2.17 Assets (other than those which consist of $5,000,000.00 Revolving Loan Primary Collateral), the application of net proceeds from the sale of Primary Collateral or Other Collateral or Partnership Distributions, the application of net proceeds from the conveyance of Primary Collateral or Other Collateral to a Related Party, and release price proceeds from any other source) shall be applied as follows:

(a)

First, such proceeds shall be applied to pay interest current on the Revolving Credit Note;

(b)

Second, such proceeds shall be applied to pay any other sums (other than principal) then due and payable under the Revolving Credit Loan;

(c)

Third, such proceeds shall be applied to pay the outstanding principal balance then due under the Revolving Credit Note; and

(d)

Fourth, any remaining proceeds after application as above set forth shall be applied against the $5,000,000.00 Revolving Loan in the same order as set forth in clauses (v) through (x) below.

(e)

Fifth, any remaining proceeds after application as above set forth shall be distributed to Borrower at its discretion.

In addition to the foregoing, so long as no Event of Default exists, all payments received from Borrower from the $5,000,000.00 Revolving Loan Primary Collateral will be applied to the $5,000,000.00 Revolving Loan as follows:

(v)

First, such proceeds shall be applied to pay interest current on the $5,000,000.00 Revolving Note;

(w)

Second, such proceeds shall be applied to pay any other sums (other than principal) then due and payable under the $5,000,000.00 Revolving Loan;

(x)

Third, such proceeds shall be applied to pay the outstanding principal balance then due under the $5,000,000.00 Revolving Note; and

(y)

Fourth, any remaining proceeds after application as above set forth shall be applied against the Revolving Credit Loan in the same order as set forth in clauses (a) through (c) above.

(z)

Fifth, any remaining proceeds after application as above set forth shall be distributed to Borrower at its discretion.

3.9

Modification and Restatement of Addendum 3 Release Provisions. Addendum 3 attached to the Loan Agreement is hereby deleted in its entirety, and the following Addendum 3 is inserted in lieu thereof:

“ADDENDUM 3

RELEASE PROVISIONS

(Terms used with initial capital letters in this Addendum 3 that are not specifically defined in this Agreement shall have the meanings ascribed to them in the Deeds of Trust.)

The Partial Release Price for Primary Collateral shall be as follows:  The payment to Bank of a Partial Release Price equal to one hundred percent (100%) of the Net Proceeds (i.e., all proceeds less only reasonable closing costs, surveying costs, title insurance premiums, attorneys’ fees and a broker’s commission not to exceed six percent (6.0%) with aggregate deductions not to exceed eight percent (8%) of the sales price), which Net Proceeds shall in no event be less than eighty-five percent (85%) of the appraised value (using year one undiscounted unit prices) (hereinafter referred to as “Appraised Value”) of the Primary Collateral being released.  See Addendum 3-1(a)-(c) attached hereto for the schedule of Appraised Value, which Addendum 3-1(a)-(c) shall replace and supersede the prior Addendum 3-1(a)-(c) attached to the Loan Agreement.

The Partial Release Price for Other Collateral shall be as follows:  The payment to Bank of a Partial Release Price equal to one hundred percent (100%) of the Net Proceeds (i.e., all proceeds less only reasonable closing costs, surveying costs, title insurance premiums, attorneys’ fees and a broker’s commission not to exceed six percent (6%) with aggregate deductions not to exceed eight percent (8%) of the sales price), which Net Proceeds shall in no event be less than eighty-five percent (85%) of the assigned value (hereinafter referred to as “Assigned Value”) established by Bank and Borrower for each of the Lots [or Tracts] of Other Collateral (the “Minimum Release Prices”).  See Addendum 3-2 attached hereto for the schedule of Assigned Value, which Addendum 3-2 shall replace and supersede the prior Addendum 3-2 attached to the Loan Agreement.

The foregoing notwithstanding, the Partial Release Price for Primary Collateral or Other Collateral for sale to a Related Party shall be as follows:  The payment of a Partial Release Price equal to one hundred percent (100%) of all cash proceeds received by Borrower, which cash proceeds shall in no event be less than the greater of (i) fifty percent (50%) of the Appraised Value for Primary Collateral or fifty percent (50%) of the Assigned Value for Other Collateral, as applicable, of the Primary Collateral or Other Collateral being released; or (ii) fifty percent (50%) of the gross sales price paid by the Related Party.  The gross sales price (i.e., cash proceeds and all other considerations) for the sale to the Related Party will not be less than eighty-five percent (85%) of the applicable Appraised Value or Assigned Value.

The Partial Release Price for $5,000,000.00 Revolving Loan Primary Collateral (other than for the Calera Court Lots) shall be as follows:  The payment to Bank of a Partial Release Price equal to one hundred percent (100%) of the Net Proceeds (i.e., all proceeds less only reasonable closing costs, surveying costs, title insurance premiums, attorneys’ fees and a broker’s commission not to exceed six percent (6.0%) with aggregate deductions not to exceed eight percent (8%) of the sales price), which Net Proceeds shall in no event be less than the allocated appraiser's net present value) (hereinafter referred to as “Net Present Value”) of the $5,000,000.00 Revolving Loan Primary Collateral being released.  The Partial Release Price for the Calera Court Lots shall be equal to $58,597 for each Calera Court Lot released as collateral from the $5,000,000.00 Revolving Loan Primary Collateral.  See Addendum 3-3(a)-(c) attached hereto for the schedule of Net Present Value.

The foregoing notwithstanding, no release price will be required for the release of either Primary Collateral or Other Collateral from the lien of the Deeds of Trust in the event such Primary Collateral or Other Collateral is the subject of additional project financing by Bank pursuant to a separate loan between any Loan Party and Bank, and only so long as (i) in connection with such loan, Bank has a first priority lien and security interest in such Primary Collateral or Other Collateral securing repayment of such loan, (ii) such Loan Party owns 100% of the Primary Collateral or Other Collateral which is the subject of such separate loan, and any and all equity in the project is funded solely by Borrower without any third-parties having any ownership or equity interest therein, (iii) such loan is cross-defaulted and cross collateralized with the Loans to the extent required by Bank; and (iv) any ownership interest of Borrower in a Related Party into which Primary Collateral or Other Collateral has been transferred will be assigned to Bank as security for the Indebtedness, and Borrower agrees to execute and deliver to Bank an assignment of partnership interest in such form and content as Bank may require.  If the Land sought to be released as provided above is Primary Collateral, then such Primary Collateral shall be removed from the borrowing base (i.e., such Primary Collateral shall be removed from the loan-to-value calculations for purposes of determining the Maximum Loan Amount allowed hereunder).  Except as modified hereby, all of the release provisions (including, without limitation, the provisions requiring payment of a release price) as set forth in the Loan Agreement will continue to apply with respect to any release of Primary Collateral or Other Collateral.

Notwithstanding anything contained herein to the contrary, the location and configuration of the lot or lots, or tract or tracts, requested to be released (herein called “Lot” or “Lots” or “Tract” or “Tracts”) shall be reasonably satisfactory to Bank and no Partial Release shall result in any remaining Lot [or Tract] being without access to a public street.  Any and all Partial Releases shall be in accordance with the following procedures:

(a)

Borrower’s request for a Partial Release shall be given to Bank and accompanied by (i) the legal description of the Lot or Lots [or Tract] to be released, together with a draft closing statement prepared for the proposed sale; (ii) information necessary to process the request for Partial Release, including whether the property to be released is Primary Collateral or Other Collateral or $5,000,000.00 Revolving Loan Primary Collateral and whether it is being sold to a Related Party; (iii) any appraisal reconciliation of value information as may be required by Bank, together with a reimbursement of the cost of same, which cost shall not exceed $750.00; and (iv) the name and address of the title company, if any, to whose attention the Partial Release Instrument (as hereinafter defined) should be directed, numbers that should be referenced (order number, loan number, etc.) and the date when such Partial Release is to be made. Borrower shall also specify the name and address of the prospective purchaser and the intended use of the Lot [or Tract] to be released and shall supply such other documents and information concerning such Partial Release as Bank may reasonably request.

(b)

Within five (5) days after receipt of such request, and in accordance with and pursuant to the terms and conditions of this Addendum 3 and the other applicable provisions of this Agreement, Bank shall execute an instrument effecting such Partial Release (“Partial Release Instrument”) and deliver same to the title company so specified; provided that all costs and expenses of Bank associated with such Partial Release (including, but not limited to, reasonable legal fees) shall be paid by Borrower.  Borrower shall also obtain all title insurance endorsements reasonably required by Bank in connection with such Partial Release.

(c)

The execution and delivery of such Partial Release Instrument shall not affect any of Borrower’s obligations under the Loan Documents, except that the payment of the Partial Release Price must be actually received by Bank. Regardless of the time such Partial Release is executed, delivered and recorded, the payment made by Borrower to Bank in respect to such Partial Release shall be credited against the Indebtedness in accordance with the terms of this Agreement only upon receipt by Bank of the Partial Release Price.  The Partial Release Instrument shall be delivered, in escrow, by Bank to the title company so designated, to be held, released, delivered and recorded in accordance with Bank’s escrow instructions, which shall require payment, in cash, of the Partial Release Price to Bank prior to delivery and recordation of the Partial Release Instrument.”

3.10

To the extent not already granted in the Loan Documents, Borrower hereby grants to Bank a security interest in the Credit Banks and all proceeds thereof, and all other rights of Borrower under the Development Agreement.

3.11

Letters of Credit.  Subject to the terms and conditions set forth in this Section 3.7, Borrower may, prior to the Revolving Credit Loan Maturity Date, request Bank to issue one or more letters of credit (collectively, the “Letters of Credit”) under and as part of the Revolving Credit Loan, provided that the following conditions are satisfied:

A.

Conditions to Letters of Credit.  The issuance of each Letter of Credit shall be subject to the following conditions:

(1)

such Letter of Credit and any amounts to be disbursed or advanced under such Letter of Credit shall be used only for the same purposes as allowed for Advances under the Revolving Credit Loan, as set forth in Section 2.4 of Addendum 2 of the Loan Agreement;

(2)

after taking into account any such Letter of Credit, the sum of (i) the then existing LC Obligations (as defined below), plus (ii) the then outstanding principal balance of the Revolving Credit Loan, does not (and shall at no time) exceed the Revolving Credit Loan Maximum Amount. Accordingly, the amount of all LC Obligations, if any, shall be applied against the amount of Advances available to Borrower under the Revolving Credit Loan;

(3)

the expiration date of such Letter of Credit is not more than six (6) months after the maturity date of the Revolving Credit Note;

(4)

such Letter of Credit shall be classified as a “Standby” Letter of Credit in accordance with applicable laws and regulations applicable to Bank and in accordance with the Bank’s customary practices at such times for reporting to regulatory authorities;

(5)

the issuance of such Letter of Credit will be in compliance with all applicable governmental restrictions, policies, and guidelines and will not subject Bank to any cost which is not reimbursable by Borrower under the Loan Documents;

(6)

the form and terms of such Letter of Credit must be acceptable to Bank in its sole discretion;

(7)

all other conditions in this Amendment to the issuance of such Letter of Credit shall have been satisfied;

(8)

immediately before and after the issuance of such Letter of Credit, no Event of Default shall have occurred and be continuing, and no event shall have occurred which, with the passage of time or notice, could constitute an Event of Default; and

(9)

the representations and warranties of Borrower contained in the Loan Agreement (as modified hereby) and the other Loan Documents shall be true and correct on and as of the date of issuance of such Letter of Credit.

Bank will honor any such request by Borrower for the issuance of a Letter of Credit if the foregoing conditions (1) through (9) (collectively, the “LC Conditions”) have been met as of the date of issuance of such Letter of Credit. Bank may choose to honor any such request for any other Letter of Credit but has no obligation to do so and may refuse to issue any other requested Letter of Credit for any reason which Bank in its sole discretion deems relevant.

For purposes hereof, (i) the term “LC Obligations” means, at the time in question, the sum of all Matured LC Obligations plus the maximum amounts which Bank might then or thereafter be called upon to advance under all Letters of Credit then outstanding, and (ii) the term “Matured LC Obligations” means all amounts paid by Bank on drafts or demands for payment drawn or made under as purported to be under any Letter of Credit, and all other amounts due and owing to Bank under any application by Borrower for any Letter of Credit to be issued by Bank (a “LC Application”), to the extent the same have not been repaid to Bank (with the proceeds of an Advance or otherwise).

B.

Requesting Letters of Credit. Borrower must make written application for any Letter of Credit at least five (5) business days before the date on which Borrower desires for Bank to issue such Letter of Credit. By making any such written application, Borrower shall be deemed to have represented and warranted that the LC Conditions will be met as of the date of issuance of such Letter of Credit. Two (2) business days after the LC Conditions have been met (or if Bank otherwise desires to issue such Letter of Credit), Bank will issue such Letter of Credit at Bank’s office in Dallas, Texas. If any provisions of any LC Application conflict with any provisions of this Amendment, the provisions of this Amendment shall govern and control.

C.

Reimbursement and Participations.

(1)

Reimbursement by Borrower. Each Matured LC Obligation shall constitute an Advance under the Revolving Credit Loan. To the extent the same has not been repaid to Bank (with the proceeds of an Advance under the Revolving Credit Loan or otherwise), Borrower promises to pay to Bank, or to Bank’s order, on demand, (i) the full amount of each Matured LC Obligation, whether such obligation accrues before: or after the maturity date of the Revolving Credit Note, together with (ii) interest thereon at a rate per annum equal to the Applicable Rate for the Base Rate Balance (as such terms are defined in the Revolving Credit Note) until repaid in full; provided that after the maturity date of the Revolving Credit Note or following a default or an Event of Default under the Loan Agreement or the other Loan Documents, such interest shall accrue at the Default Rate (as such term is defined in the Revolving Credit Note).

(2)

Letter of Credit Advances. If the beneficiary of any Letter of Credit makes a draft or other demand for payment thereunder, then Borrower may, during the interval between the making thereof and the honoring thereof by Bank, request Bank to make an Advance under the Revolving Credit Loan to Borrower in the amount of such draft or demand, which Advance shall be made concurrently with Bank’s payment of such draft or demand and shall be immediately used by Bank to repay the amount of the resulting Matured LC Obligation. Such a request by Borrower shall be made in compliance with all of the provisions hereof.

D.

Letter of Credit Fees. In consideration of Bank’s issuance of any Letter of Credit, Borrower agrees to pay to Bank a letter of credit issuance fee at a rate equal to two percent (2.0%) per annum. Each such fee will be, calculated based on the term and face amount of such Letter of Credit and the above applicable rate and will be payable upon issuance. In no event shall the issuance fee be less than $500.00 for any Letter of Credit.

E.

No Duty to Inquire.

(1)

Drafts and Demands. Bank is authorized and instructed to accept and pay drafts and demands for payment under any Letter of Credit without requiring, and without responsibility for, any determination as to the existence of any event giving rise to said draft, either at the time of acceptance of payment or thereafter. Bank is under no duty to determine the proper identity of anyone presenting such a draft or making such a demand (whether by tested telex or otherwise) as the officer, representative or agent of any beneficiary under any Letter of Credit, and payment by Bank to any such beneficiary when requested by any such purported officer, representative or agent is hereby authorized and approved. Borrower agrees to hold Bank harmless and indemnified against any liability or claim in connection with or arising out of the subject matter of this section, WHICH INDEMNITY SHALL APPLY WHETHER OR NOT ANY SUCH LIABILITY OR CLAIM IS IN ANY WAY OR TO ANY EXTENT OWED, IN WHOLE OR IN PART, UNDER ANY CLAIM OR THEORY OF STRICT LIABILITY, OR ARE CAUSED, IN WHOLE OR IN PART, BY ANY NEGLIGENT ACT OR OMISSION OF ANY KIND BY BANK, provided only that Bank shall not be entitled to indemnification for that portion, if any, of any liability or claim which is approximately caused by its own individual gross negligence or willful misconduct, as determined in a final judgment.

(2)

Extension of Letter of Credit Maturity. If the maturity of any Letter of Credit is extended by its terms or by Law or governmental action, if any extension of the maturity or time for presentation of drafts or any other modification of the terms of any Letter of Credit is made at the request of Borrower, or if the amount of any Letter of Credit is increased at the request of Borrower, this Amendment shall be binding upon Borrower with respect to such Letter of Credit as so extended, increased or otherwise modified, with respect to drafts and property covered thereby, and with respect to any action taken by Bank, or Bank’s correspondents in accordance with such extension, increase or other modification.

(3)

Transferees of Letters of Credit. If any Letter of Credit provides that it is transferable, Bank shall have no duty to determine the proper identity of anyone appearing as transferee of such Letter of Credit, nor shall Bank be charged with responsibility of any nature or character for the validity or correctness of any transfer or successive transfers, and payment by Bank to any purported transferee or transferees as determined by Bank is hereby authorized and approved, and Borrower further agrees to hold Bank harmless and indemnified against any liability or claim in connection with or arising out of the foregoing, WHICH INDEMNITY SHALL APPLY WHETHER OR NOT ANY SUCH LIABILITY OR CLAIM IS IN ANY WAY OR TO ANY EXTENT OWED, IN WHOLE OR IN PART, UNDER ANY CLAIM OR THEORY OF STRICT LIABILITY, OR ARE CAUSED, IN WHOLE OR IN PART, BY ANY NEGLIGENT ACT OR OMISSION OF ANY KIND BY BANK, provided only that Bank shall not be entitled to indemnification for that portion, if any, of any liability or claim which is proximately caused by its own individual gross negligence or willful misconduct, as determined in a final judgment.

F.

LC Collateral.

(1)

Acceleration of LC Obligations. On the maturity date of the Revolving Credit Note, or if the Loans or either of them becomes immediately due and payable pursuant to the Loan Documents, then, unless Bank otherwise specifically elects to the contrary, all LC Obligations shall become immediately due and payable without regard to whether or not actual drawings or payments on the Letters of Credit have occurred, and Borrower shall be obligated to pay to Bank immediately an amount equal to the aggregate LC Obligations which are then outstanding. All amounts so paid shall first be applied to Matured LC Obligations and the remainder will be held by Bank as security for the remaining LC Obligations (all such amounts held as security for LC Obligations being herein collectively called “LC Collateral”) until such LC Obligations become Matured LC Obligations, at which time such LC Collateral shall be applied to such Matured LC Obligations.

(2)

Investment of LC Collateral. Pending application thereof, all LC Collateral shall be invested by Bank in such investments as Bank may elect. All interest on such investments shall be reinvested or applied to Matured LC Obligations. When all indebtedness evidenced by the Notes and all LC Obligations have been satisfied in full, all Letters of Credit have expired or been terminated, and all of Borrower’s reimbursement obligations in connection therewith have been satisfied in full, Bank shall release any remaining LC Collateral. Borrower hereby assigns and grants to Bank a continuing security interest in all LC Collateral, all investments purchased with such LC Collateral, and all proceeds thereof to secure its Matured LC Obligations and its obligations under this Amendment, the Loan Agreement, the Notes and the other Loan Documents. Borrower further agrees that Bank shall have all of the rights and remedies of a secured party under the Uniform Commercial Code as adopted in the State of Texas with respect to such security interest and that an Event of Default under the Loan Agreement (as modified hereby) shall constitute a default for purposes of such security interest.

(3)

Payment of LC Collateral. When Borrower is required to provide LC Collateral for any reason and fails to do so on the day when required, Bank may without notice to Borrower provide such LC Collateral (whether by transfers from other accounts maintained with Bank or otherwise) using any available funds of Borrower.

4.

Payment of Fees.

(a)

Contemporaneously with the execution and delivery of this Amendment, Borrower shall remit to Bank (i) cash funds in the amount of $12,500.00, which sum shall be in payment of and as additional consideration for the modification of the $5,000,000.00 Revolving Loan, and for the extension of the maturity date of the $5,000,000.00 Revolving Loan as set forth herein.

(b)

Contemporaneously with the execution and delivery of this Amendment, Borrower shall remit to Bank (i) cash funds in the amount of $62,500.00, which sum shall be in payment of and as additional consideration for the modification of the Revolving Credit Loan , and for the extension of the maturity date of the Revolving Credit Loan as set forth herein.

(c)

Bank’s obligation to make any further Advances under the $5,000,000.00 Revolving Note and the Revolving Credit Note are and shall be subject to and further conditioned upon payment of the foregoing fees.

5.

Reaffirmation of Provisions Regarding Holliday Loan.  Borrower hereby acknowledges and agrees that the terms, provisions and conditions set forth in Section 5 of Second Loan Modification pertaining to the Holliday Loan (as defined therein) are in full force and effect, are reaffirmed hereby for all purposes.

6.

Title Insurance.  Contemporaneously with the execution and delivery hereof, the Borrower shall cause the Title Company to issue with respect to the mortgagee title policy previously issued to Bank in connection with the Loans (the “Title Policy”), the standard Texas Form T-38 Endorsement pursuant to Rule P-9B(3) of the Basic Manual of Rules, Rates and Forms for the Writing of Title Insurance in the State of Texas, in form acceptable to Bank, confirming that the Title Policy has not been reduced or terminated by virtue of the terms and provisions of this Amendment and the other Loan Modification Documents (as defined below).  In addition to the foregoing, Borrower shall provide a mortgagee title policy for the benefit of Bank, insuring that the lien evidenced by the Escala Deed of Trust constitutes a first and prior lien on the Escala Lots, and which title policy shall be in an amount acceptable to Bank (but in no event in excess of the value of the Escala Lots covered by the Escala Deed of Trust.

7.

Acknowledgment by Borrower.  Except as otherwise specified herein, the terms and provisions hereof shall in no manner impair, limit, restrict or otherwise affect the obligations of Borrower or any third party to Bank, as evidenced by the Loan Documents.  Borrower hereby acknowledges, agrees and represents that (i) Borrower is indebted to Bank pursuant to the terms of the Notes as modified; (ii) the liens, security interests and assignments created and evidenced by the Security Instruments are, respectively, valid and subsisting liens, security interests and assignments of the respective dignity and priority recited in the Security Instruments; (iii) there are no claims or offsets against, or defenses or counterclaims to, the terms or provisions of the Security Instruments or the other Loan Documents, and the other obligations created or evidenced ‘by the Security Instruments or the other Loan Documents; (iv) Borrower has no claims, offsets, defenses or counterclaims arising from any of Bank’s acts or omissions with respect to the Mortgaged Property, the Security Instruments or the other Loan Documents or Bank’s performance under the Security Instruments or the other Loan Documents or with respect to the Mortgaged Property; (v) the representations and warranties of Borrower contained in the Loan Agreement, the Security Instruments and the other Loan Documents are and remain true and correct as of the date hereof; and (vi) Bank is not in default and no event has occurred which, with the passage of time, giving of notice, or both, would constitute a default by Bank of Bank’s obligations under the terms and provisions of the Loan Documents.

8.

No Waiver of Remedies.  Except as may be expressly set forth herein, nothing contained in this Amendment shall prejudice, act as, or be deemed to be a waiver of any right or remedy available to Bank by reason of the occurrence or existence of any fact, circumstance or event constituting a default under the Notes or the other Loan Documents.

9.

Effectiveness of the Security Instruments.  Except as expressly modified by the terms and provisions of this Amendment and by the First Loan Modification, the Second Loan Modification, the Third Extension, the Third Loan Modification, the amendments to the $5,000,000.00 Revolving Note referenced above, the amendments to the Revolving Credit Note referenced above, and the Modification Agreement, Second Modification Agreement and Third Modification Agreement referenced above (collectively, the “Loan Modification Documents”), each of the terms and provisions of the Loan Agreement, the Notes, the Security Instruments and the other Loan Documents are hereby ratified and shall remain in full force and effect; provided, however, that any reference in any of the Security Instruments to the Loans, the amounts constituting the Loans, any defined terms, or to any of the other Security Instruments shall be deemed, from and after the date hereof, to refer to the Loans, the amounts constituting the Loans, defined terms and to the Notes, the Loan Agreement, the Lien Instruments and such other Loan Documents, as modified by the Loan Modification Documents.

10.

Costs and Expenses.  Contemporaneously with the execution and delivery hereof, Borrower shall pay, or cause to be paid, all costs and expenses incident to the preparation, execution and recordation of the Loan Modification Documents and the consummation of the transaction contemplated hereby, including, but not limited to, recording fees, title insurance policy or endorsement premiums or other charges of the Title Company, and reasonable fees and expenses of legal counsel to Bank.

11.

Additional Documentation.  From time to time, Borrower shall execute or procure and deliver to Bank such other and further documents and instruments evidencing, securing or pertaining to the Loans or the Loan Documents as shall be reasonably requested by Bank so as to evidence or effect the terms and provisions hereof.  Upon Bank’s request, Borrower shall cause to be delivered to Bank an opinion of counsel, satisfactory to Bank as to form, substance and rendering attorney, opining to (i) the validity and enforceability of this Amendment and the other Loan Modification Documents and the terms and provisions hereof and thereof, and any other agreement executed in connection with the transaction contemplated hereby; (ii) the authority of Borrower, and any constituents of Borrower, to execute, deliver and perform its or their respective obligations under the Loan Documents, as modified by the Loan Modification Documents; and (iii) such other matters as reasonably requested by Bank.

12.

Severability.  If any clause or provision of this Amendment is or should ever be held to be illegal, invalid or unenforceable under any present or future law applicable to the terms hereof, then and in that event, it is the intention of the parties hereto that the remainder of this Amendment shall not be affected thereby, and that in lieu of each such clause or provision of this Amendment that is illegal, invalid or unenforceable, such clause or provision shall be judicially construed and interpreted to be as similar in substance and content to such illegal, invalid or unenforceable clause or provision, as the context thereof would reasonably suggest, so as to thereafter be legal, valid and enforceable

13.

Borrower’s Reaffirmation.  Borrower hereby reaffirms all of its obligations under the Notes (as amended), the Loan Agreement (as amended hereby), the Lien Instruments (as amended) and the other Loan Documents, and acknowledges that it has no claims, offsets or defenses with respect to the payment of sums due under the Notes (as amended), the Loan Agreement (as amended hereby), the Lien Instruments (as amended) or the other Loan Documents.

14.

Continuing Effect; Ratification.  Except as expressly amended and modified by this Amendment, the Loan Agreement shall remain unchanged and in full force and effect.  The Loan Agreement, as modified by this Amendment, and all documents, assignments, transfers, liens and security rights pertaining to it, are hereby ratified, reaffirmed and confirmed in all respects as valid, subsisting and continuing in full force and effect.  The Loan Agreement and this Amendment shall together comprise the Loan Agreement with respect to the Loans.

15.

No Waiver.  The execution and delivery of this Amendment shall in no way be deemed to be a waiver by Bank of any default or potential default by Borrower under the Loan Agreement or the other Loan Documents or of any rights, powers or remedies of Bank under the Loan Agreement or the other Loan Documents, and shall in no way limit, impair or prejudice Bank from exercising any past, present or future right, power or remedy available to it under the Loan Agreement aid the other Loan Documents.

16.

No Novation.  It is the intent of the parties that this Amendment shall not constitute a novation and shall in no way limit, diminish, impair or adversely affect the lien priority of the Lien Instruments.  All of the liens and security interests securing the Loans, including, without limitation, the liens and security interests created by the Lien Instruments, are hereby ratified,, reinstated, renewed, confirmed and extended to secure the Loans and the Notes as modified.

17.

Binding Effect.  This Amendment shall be binding upon and shall inure to the benefit of Borrower and Bank, and their respective successors and assigns.

18.

Governing Law.  This Amendment shall be construed in accordance with and governed by the laws of the State of Texas.

19.

Counterpart Execution.  This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but together shall constitute one and the same instrument.

20.

Notice of Final Agreement.  This Amendment is the entire agreement between the parties with respect to modifications of documents provided for herein and supersedes all prior conflicting or inconsistent agreements, consents and understandings relating to such subject matter.

THE NOTES, THE LOAN AGREEMENT, THIS AMENDMENT, THE LIEN INSTRUMENTS AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN PARTIES.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, Borrower and Bank have executed this Amendment to be effective as of the Amendment Date.

BORROWER:

STRATUS PROPERTIES INC.,

a Delaware corporation

By:  \s\ William H. Armstrong, III

William H. Armstrong

Chairman of the Board, President
and Chief Executive Officer

STRATUS PROPERTIES OPERATING CO., L.P., a Delaware limited partnership

By:

STRS L.L.C.,

a Delaware limited liability company,
General Partner

By:

Stratus Properties Inc.,
a Delaware corporation,
Sole Member

By:   \s\ William H. Armstrong, III

William H. Armstrong, III,

Chairman of the Board, President
and Chief Executive Officer

CIRCLE C LAND, L.P., a Texas limited partnership, f/k/a Circle C Land Corp.

By:

Circle C GP, L.L.C., a Delaware limited liability company, its general partner

By:

Stratus Properties, Inc., a Delaware corporation, its Sole Member

By:  \s\ William H. Armstrong, III

William H. Armstrong, III,

President

AUSTIN 290 PROPERTIES, INC.,

a Texas corporation

By:  \s\ William H. Armstrong, III

William H. Armstrong, III, President

BANK:

COMERICA BANK,

successor-by-merger to Comerica Bank-Texas

By:  \s\ Shery R. Layne

Name: Shery R. Layne

                                                                                                     Title:   Senior Vice President